[LOGO]






                                October 15, 1998



Dear Fellow Shareholders:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Washington Homes, Inc. to be held on Friday, November 20, 1998, beginning at 10:00 a.m., local time, at the Greenbelt Marriott Hotel, Greenbelt, Maryland. I look forward to meeting as many of you as can attend the meeting.

         Holders of Washington Homes Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Shareholders. The Board of Directors recommends a vote "FOR" the proposals listed as items 1 and 2 in the Notice.

         Whether or not you plan to attend the Meeting in person, it is important that your shares of Washington Homes Common Stock be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

                                                  Sincerely,


                                                 /s/ Geaton A. DeCesaris, Jr.
                                                     ---------------------------
                                                     Geaton A. DeCesaris, Jr.
                                                     President and
                                                     Chief Executive Officer







[ADDRESS]

                                     [LOGO]

                              1802 Brightseat Road
                             Landover, MD 20785-4235

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 20, 1998

                                 --------------


To the Shareholders of
  Washington Homes, Inc.:

          Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Washington Homes, Inc., a Maryland corporation (the "Company"), will be held on November 20, 1998, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, for the following purposes:

               1.   To elect directors;

               2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for fiscal year 1999; and

               3. To transact such other business as may properly come before the Meeting.

         Only holders of the Company's voting common stock of record at the close of business on October 8, 1998, the record date, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments thereof.



                                        /s/ Christopher Spendley
                                            ------------------------------------
                                            Christopher Spendley
                                            Senior Vice President and Secretary


October 15, 1998




HOLDERS OF VOTING COMMON STOCK ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

                             WASHINGTON HOMES, INC.

                                 PROXY STATEMENT


         This Proxy Statement is being furnished to holders of the voting common stock, par value $.01 per share (the "Common Stock"), of Washington Homes, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's shareholders (the "Annual Meeting") to be held on Friday, November 20, 1998, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Proxy Statement and accompanying form of Proxy and Notice of Annual Meeting are first being mailed to holders of Common Stock on or about October 15, 1998. A copy of the Company's Annual Report to Shareholders for the fiscal year ended July 31, 1998, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

         Only holders of Common Stock of record at the close of business on October 8, 1998, the record date, are entitled to notice of and to vote at the Annual Meeting and adjournments thereof. As of October 8, 1998, there were 7,914,433 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. In addition, the Company had 28,330 shares of non-voting common stock outstanding which are convertible into voting common stock on a share-for-share basis.

         Each holder who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of shareholders at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the other matters to be acted upon at the Annual Meeting.

Proxies

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote FOR the election of the nominees for election as directors;

and FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 1999 fiscal year.

         If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy will vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, or
(ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).

                            1. ELECTION OF DIRECTORS

         Eight directors are proposed to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Properly executed proxies returned in a timely fashion will be voted in the election of each of the nominees named below, unless the shareholder indicates on the proxy that the vote should be withheld from any or all of such nominees.

         The Board of Directors has proposed the persons listed below as nominees for election as directors at the Annual Meeting. Thomas J. Pellerito is being proposed as a nominee for the first time. All other nominees are currently serving as directors of the Company. The Company expects each nominee for election as a director at the Annual Meeting will stand for election and be able to serve as a director. If any nominee is unable to stand for election and serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

         Following is a listing of the nominees along with a brief summary of their business experience:

         Geaton A. DeCesaris, Sr., 67, has served as Chairman of the Board of the Company since August 1988. From June 1985 to August 1988, he served as Senior General Partner of Sonny DeCesaris and Sons Development Group, a real estate development and construction firm. Prior thereto from 1973 to June 1985, he was founder and President of Sonny DeCesaris and Sons Builders, Inc., and from 1960 to 1973, President of Procopio and DeCesaris Construction Company.

         Geaton A. DeCesaris, Jr., 43, has served as President, Chief Executive Officer and a Director of the Company since August 1988. Prior thereto from June 1985 to August 1988, Mr. DeCesaris was Managing General Partner of Sonny DeCesaris and Sons Development Group and, from 1973 to June 1985, Vice President of Sonny DeCesaris and Sons Builders, Inc.

         Thomas J.Pellerito, 51, has served as President, Homebuilding Operations and Chief Operating Officer since July 1997. Prior thereto from 1985 to July 1997 he was President of Richmond American Homes, the northern Virginia based regional subsidiary of a national homebuilder. He has over 18 years experience in residential construction and related services.

         Paul C. Sukalo, 47, has served as Senior Vice President and a Director of the Company since August 1988. Prior thereto from June 1985 to August 1988, he was a general partner of Sonny DeCesaris and Sons Development Group. He has over 18 years of related construction experience, principally in residential construction and related services.

         Thomas Connelly, 49, has served as a Director since September 1992. Since April 1997, he has been Vice President and Chief Financial Officer of Western Pacific Housing, a homebuilder based in El Segundo, California. Prior thereto from November 1996 to April 1997 he was Senior Vice President and Chief Financial Officer of the Forecast Group, LP, a homebuilder based in Rancho Cucamonga, California; from August 1988 to November 1996 he was a Senior Vice President of the Company; and from September 1994 to September 1996 he served as the Company's Chief Financial Officer. Mr. Connelly has over 22 years experience in finance and real estate development

         Richard S. Frary, 51, has been a Director of the Company since December 1995. Mr. Frary is a partner and managing director of Tallwood Associates, Inc., a merchant banking firm located in New York, which specializes in corporate restructurings and real estate and has held that position since 1990. He is also a director of CGA Group Ltd., a Bermuda based company that provides financial guarantee insurance and of Wellsford Real Properties, Inc., a real estate merchant bank.

         Ronald M. Shapiro, 55, has been a Director of the Company since April 1993. Mr. Shapiro, an attorney, is President of Shapiro, Robinson & Associates, Inc., a professional sports management and contract negotiations firm which he founded in 1976. Since January 1992 he has served as Counsel To The Firm of Shapiro and Olander, Baltimore, Maryland, a law firm he founded in 1972, and since 1995 he has served as Chairman of the Shapiro Negotiations Institute (negotiations consultants and seminar providers).

         Richard B. Talkin, 61, has been a Director of the Company since April 1993. Mr. Talkin is an attorney specializing in real estate related matters and has practiced law in Columbia, Maryland for over 25 years.

         Geaton A. DeCesaris, Sr., Chairman of the Board, is the father of Geaton A. DeCesaris, Jr., President and a Director; Marco A. DeCesaris, Vice President; A. Hugo DeCesaris, Vice President; and Deborah A. Ailiff, Vice President and Associate General Counsel; and is the father-in-law of Paul C. Sukalo, Senior Vice President and a Director.

                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors has designated several committees of the Board, including a Compensation Committee, an Audit Committee and an Executive Committee, the functions and membership of which are described below.

         The Compensation Committee is responsible for approving recommendations to the Board of Directors regarding salaries, incentive bonuses and other compensation arrangements with executive officers of the Company and for the administration of the Washington Homes Employee Stock Option Plan. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls and reporting and performing any other duties or functions deemed appropriate by the Board. The Executive Committee may, with certain limitations, act for the Board of Directors between meetings of the Board.

         The members of both the Compensation and Audit Committees during fiscal 1998 were Messrs. Frary, Shapiro and Talkin. Mr. Shapiro was Chairman of the Compensation Committee and Mr. Frary was Chairman of the Audit Committee. The Executive Committee consists of Geaton A. DeCesaris, Sr., Geaton A. DeCesaris, Jr. and Paul C. Sukalo.

         During fiscal 1998, the Board of Directors met five times, the Executive Committee acted by unanimous consent four times, the Compensation Committee met twice and acted by unanimous consent five times and the Audit Committee met once.


                              DIRECTOR COMPENSATION

         During fiscal 1998, the Company paid each non-employee director $6,000 per year plus $2,500 for each Board meeting and $1,000 for each committee meeting not held in conjunction with a Board meeting which they attended and reimbursed such directors for all out-of-pocket expenses incurred in connection with their activities as directors. Total compensation to Messrs. Frary, Shapiro and Talkin was $17,000 each and to Mr. Connelly $16,000. During fiscal 1998 each non-employee director received an option under the Company's Non-Employee Directors' Stock Option Plan to purchase 10,000 shares of Common Stock at a price of $4.00 per share (the market price at the date of grant). During the fiscal year ended July 31, 1998, the Company engaged Mr. Talkin as counsel to provide legal services to the Company in certain matters.


                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of September 30, 1998, except as otherwise noted, with respect to the beneficial ownership of the Company's voting common stock by each person known by the Company to be the beneficial owner of more than five percent of its outstanding voting common stock:

                                                    Shares of Voting Common
                                                    Stock Beneficially Owned
                                                  ----------------------------
       Name and Address
   of Beneficial Owners(1)                        Number            Percent(2)
   -----------------------                        ------            ----------

Geaton A. DeCesaris, Jr.(3)(4)(5)(6)............ 1,099,673              13.8
Geaton A. DeCesaris, Sr.(3)(4)(7)...............   705,527               8.9
A. Hugo DeCesaris(3)(4)(5)(8)...................   589,668               7.4
Marco A. DeCesaris(4)(5)(9).....................   537,443               6.8
Joseph A. DeCesaris(3)(4)(5)....................   476,570               6.0
Tweedy, Browne Company, LLC and
Vanderbilt Partner, L.P.(10)
  52 Vanderbilt Ave.
  New York, NY 10017............................    429,645              5.4
Dimensional Fund Advisors, Inc.(11)
  1299 Ocean Avenue
  Santa Monica, CA  90401.......................    415,500              5.2
Heartland Advisors, Inc.(12)
  790 N. Milwaukee Street
  Milwaukee, WI 53202...........................    624,200              7.9
Franklin Resources, Inc.(13)
  777 Mariners Island Blvd
  P.O. Box 777
  San Mateo, CA 94403...........................    462,500              5.7

--------------

(1) The address for DeCesaris family members is 1802 Brightseat Road, Landover, Maryland 20785-4235.

(2) Based on 7,942,763 shares outstanding which includes 28,330 shares of non-voting common stock which are convertible into shares of voting common stock on a share-for-share basis.

(3) Includes shares held by spouse and jointly with spouse. Each person listed has joint voting and investment power with that person's spouse with respect to the shares jointly owned. Also includes shares held in that person's retirement plan accounts.

(4)  Geaton A. DeCesaris,  Jr., Marco A. DeCesaris, A. Hugo DeCesaris and Joseph
     A. DeCesaris are the sons and Paul C. Sukalo is the son-in-law of Geaton A. DeCesaris, Sr. While these persons have acted together in various businesses, principally in real estate, there is no agreement among them to vote their shares together or to otherwise act in concert concerning the affairs of the Company. Each of the individuals disclaims beneficial ownership of any shares other than as listed opposite such person's name in the table above or the table on the next page.

(5) Does not include shares held by certain DeCesaris family trusts for the benefit of family members, portions of which may be deemed indirectly beneficially owned as follows: 100,000 shares by Geaton A. DeCesaris, Jr., 40,000 shares by Marco A. DeCesaris, 40,000 by A. Hugo DeCesaris and 80,000 by Joseph A. DeCesaris. The co-trustees of these trusts have shared voting and investment power with respect to shares held.

(6)  Includes 21,500 shares held as custodian for family members.

(7) Includes 590,000 shares held in a trust for family members for which Mr. DeCesaris acts as trustee.

(8)  Includes 72,000 shares held as custodian for family members.

(9)  Includes 8,000 shares held as custodian for family members.

(10) Beneficial ownership is as of July 31, 1998. Tweedy Browne Company, LLC ("TBC") and Vanderbilt Partner LP ("Vanderbilt") have informed the Company that TBC is a registered broker-dealer and investment advisor and that Vanderbilt is a private investment partnership. TBC has sole voting power with respect to 414,645
     shares  and  sole  dispositive   power  with  respect  to  323,280  shares.
     Vanderbilt has sole voting and dispositive power with respect to 15,000 shares.

(11) Beneficial ownership is as of December 31, 1997. Dimensional Fund Advisors, Inc. ("DFA"), a registered investment advisor, has informed the Company that it has sole power to vote 281,300 shares and sole dispositive power with respect to all shares held. Officers of DFA have the power to vote 134,200 shares.

(12) Beneficial ownership is as of July 31, 1998. Heartland Advisors, Inc., a registered investment advisor, has informed the Company that shares held are in investment advisory accounts and that it has sole voting and dispositive power with respect to 341,200 shares.

(13) Beneficial ownership is as of June 30, 1998. Shares are owned by one or more investment companies and managed accounts advised by subsidiaries of Franklin Resources, Inc. Sole dispositive and voting power is held by such subsidiaries.


                       SECURITIES OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of September 30, 1998 regarding beneficial ownership of the Company's common stock (both voting and non-voting shares) by each Director, each nominee to become a Director, each of the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group:

                                                                   Percentage
                                                                       of
                                       Number of Shares            Outstanding
         Name                         Beneficially Owned              Shares
         ----                         ------------------              ------

Geaton A. DeCesaris, Jr............     1,099,673(1)(2)(3)             13.8%
Geaton A. DeCesaris, Sr............       705,527(1)(3)(4)              8.9
Thomas Pellerito...................        50,000(3)                     *
Paul C. Sukalo.....................       267,129(1)(3)(4)              3.4
Christopher Spendley...............            --(3)                     --
Thomas Connelly....................        48,514(1)                     *
Ronald M. Shapiro..................         2,225(3)                     *
Richard B. Talkin..................         9,000(1)(3)                  *
Richard S. Frary...................        53,830(1)(3)(6)               *

All Directors and
  executive officers as a
  group (10 persons)...............     2,222,013(1)(2)(3)(4)(5)(6)    28.0

----------------

* Less than 1% of issued and outstanding shares of common stock (both voting and non-voting).

(1) Includes shares held by spouse or jointly with spouse, and/or shares held in retirement plan accounts. (2) Does not include 100,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Geaton A. DeCesaris, Jr., but does include 21,500 shares held as custodian for family members.

(3) Does not include shares which such person has a right to acquire through the exercise of options as follows: Mr. DeCesaris, Jr. 70,000; Mr. DeCesaris, Sr. 10,000; Mr. Pellerito 300,000; Mr. Sukalo 24,000; Mr.

     Spendley 72,000; Mr. Connelly 10,000; Mr. Shapiro 17,000; Mr. Talkin 17,000; and Mr. Frary 15,000 and all executive officers and directors as a group 569,000.

(4) Includes 590,000 shares held in a trust for the benefit of DeCesaris family members for which Geaton A. DeCesaris, Sr. acts as trustee.

(5) Does not include 60,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Paul C. Sukalo.

(6)  Includes 28,330 shares of non-voting common stock.


                             EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid to the Company's chief executive officer and its four other most highly compensated executive officers serving at July 31, 1998 for services rendered during the last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                                                                                                        Long term
                                                                  Annual Compensation                 Compensation
                                                          ------------------------------------       ---------------
                                                                                                         Number of
                                                                                                          Shares
                                                                                                        Underlying
Name and Principal Position                Fiscal Year    Salary         Bonus     Other(1)(2)       Options Granted
---------------------------                -----------    ------         -----     -----------       ---------------
Geaton A. DeCesaris, Jr.                      1998       $400,000       $140,000       $1,000             15,000
President and Chief Executive Officer         1997        350,000         65,000        2,687             30,000
                                              1996        350,000             --        1,000             12,500


Geaton A. DeCesaris, Sr.                      1998        260,000             --        1,150             10,000
Chairman of the Board                         1997        260,000             --        2,340                 --
                                              1996        260,000             --        1,000                 --


Thomas Pellerito                              1998        300,000        100,000           --            300,000
President, Homebuilding Operations            1997          3,462             --           --                 --
Chief Operating Officer                       1996             --             --           --                 --


Paul C. Sukalo                                1998        148,750         73,950        1,670              8,000
Senior Vice President                         1997        140,000         65,750        2,298              4,000
                                              1996        135,300         48,430        1,000              6,000


Christopher Spendley                          1998        175,000         50,000        1,890             32,000
Senior Vice President                         1997        139,373         35,000           --             40,000
                                              1996             --             --           --                 --

--------------

(1) Includes the matching amounts paid by the Company to the Company's 401(k) Plan under which employee contributions are partially matched up to the greater of $1,000 or 1.5% of compensation.

(2) Excludes perquisites and other personal benefits since the aggregate amount of such compensation is the lesser of $50,000 or 10% of salary and bonus combined.

         The  Company  does  not  have  employment  agreements  with  any of its executive officers. The following tables set forth certain information concerning the granting and exercise of stock options during the fiscal year ended July 31, 1998 by the persons named in the Summary Compensation Table and the value of all unexercised options at the end of the fiscal year:


                         AGGREGATED OPTION EXERCISES IN
                              LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                                                        Value of
                                                                         Number of                 Unexercised In The
                                           Shares                       Unexercised                  Money Options
                                         Acquired     Value         Options at 7/31/98                at 7/31/98
Name                                   On Exercise   Realized   Exerciseable/Nonexerciseable   Exerciseable/Nonexerciseable
----                                   -----------   --------   ----------------------------   ----------------------------
Geaton A. DeCesaris, Jr..............       --                         26,250/43,750                $12,526/44,268
Geaton A. DeCesaris, Sr..............       --                              0/10,000                      $0/6,125
Thomas Pellerito . ..................       --                             0/300,000                    $0/356,250
Paul C. Sukalo.......................       --                         10,000/14,000                 $5,810/16,180
Christopher Spendley.................       --                         10,000/62,000                $10,925/61,775


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable Value
                                        Number        % of Total                                at Assumed Annual Rates of
                                      of Shares         Options                                Stock Price Appreciation for
                                      Underlying        Granted       Exercise                           Option Term
                                       Options       to Employees     Price       Expiration   ----------------------------
Name                                   Granted      in Fiscal Year   Per Share       Date             5%           10%
----                                   -------      --------------   ---------       ----            ----         ----
Geaton A. DeCesaris, Jr.......         15,000(1)         2.19          $4.95       10/20/03         $11,899      $34,459
Geaton A. DeCesaris, Sr.......         10,000(1)         1.47          $4.95       10/20/03          $7,933      $22,973
Thomas Pellerito..............        150,000(2)        21.99          $4.00        9/02/07        $377,337     $956,245
                                      150,000(2)        21.99          $4.75        4/19/08        $448,087   $1,135,542
Paul C. Sukalo................          8,000(1)         1.17          $4.50       10/20/07         $22,640      $57,375
Christopher Spendley..........         12,000(1)         1.76          $4.50       10/20/07         $33,960      $86,062
                                       20,000(2)         2.93          $4.75        4/19/08         $59,745     $151,406

------------
(1) Options are exercisable as follows: 25% beginning 1 year after grant; 50% beginning 2 years after grant; and fully exercisable beginning 4 years after grant.
(2)  Options are fully exerciseable beginning August 1, 2000.

                              CERTAIN TRANSACTIONS

         The Company currently leases over 24,000 square feet of office space in the Ingle West Office Building in Landover, Maryland from Citadel Land, Inc., a corporation owned by members of the DeCesaris family, pursuant to a lease expiring in May 2008 at a base annual rental of $392,000. The rental is subject to adjustment for increased operating expenses and changes in the Consumer Price Index. In fiscal 1998, the Company paid Citadel $435,000 in rentals.


                        REPORT OF COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

         The Board of Directors has determined that the Company's executive compensation program will be administered by the Compensation Committee (the "Committee") which consists of three non-employee independent directors. The Committee was established in April 1993, following completion of the Company's initial public offering.

         For fiscal 1998 executive compensation consisted generally of base salary, bonuses and grants of stock options under the Company's Employee Stock Option Plan. The Committee annually reviews the Company's executive compensation program and policies and approves compensation for executive personnel.

         The overall policy objective of the Company's executive compensation program is to provide base compensation levels and compensation incentives (in the form of bonuses and stock options) that attract and retain the highest quality individuals for key executive positions with the Company. The executive compensation program is intended to recognize individual contribution to corporate performance and to recognize the overall performance of the Company relative to the performance of other corporations in the homebuilding industry.

Base Compensation

         The Committee annually reviews base compensation levels of executive personnel to determine that such compensation is competitive, both individually and in the aggregate, with other homebuilding industry companies of comparable size and profitability. Comparisons with other companies are obtained through public information and surveys of homebuilding industry compensation available from outside compensation advisors. Individual base compensation levels are set based upon these competitive factors, but also are varied based upon performance, experience and the scope of each particular position.

Bonuses

         The Company awards annual and periodic cash bonuses to its executive personnel. These bonuses tie a portion of compensation directly to results achieved during each fiscal year. Individual amounts are determined by an evaluation of individual performance, division performance and Company performance. As with base compensation, the Committee reviews bonuses and the bonus structure annually in an effort to set a program which promotes behavior which is intended to enhance shareholder value and is competitive, both as to the bonus and when combined with base salary, with other homebuilders of comparable size and profitability.

         For fiscal 1998, bonuses for executive personnel in each of the Company's operating divisions were tied, in large measure, to the ability of each division to meet or exceed the business plan objectives established at the beginning of the fiscal year and division performance measured against various measurements of financial and operating performance.

         Bonuses for executive personnel whose activities are not directly a part of the operating divisions were based in part upon the ability of the Company to meet or exceed pre-set performance goals, in part on the achievement of specific objectives in programs of a broader nature and in part were set at levels to bring total cash compensation in line with other homebuilders. A bonus for the chief executive officer was to be based on achieving after-tax financial results by the Company and its subsidiaries in relation to its business plan and on the achievement of specific objectives in programs of a broader nature.

Stock Options

         Stock options are granted as a means of aligning the economic interests of key personnel with those of the shareholders of the Company. For fiscal 1998, stock options were granted for 682,000 shares of the Company's Common Stock.

         In the past, options were granted to all executive and other key personnel at time of the Company's initial public offering who were not then shareholders of the Company. Other options also have been granted to executive and management personnel at the time of hire. For fiscal 1998 the Committee established a program for grants for additional awards based on individual performance. In addition, at the time of hire, options were granted in fiscal 1998 based on the potential for future contribution to the success of the Company.


CEO Compensation

         The criteria previously enumerated are those that have been applied to the Company's Chief Executive Officer, Geaton A. DeCesaris, Jr. During fiscal 1998 Mr. DeCesaris received base compensation of $400,000, which was an increase of $50,000 from fiscal 1997. Mr. DeCesaris received a bonus for fiscal 1998 of $140,000. This was an increase of $75,000 from the fiscal 1997 level. In determining Mr. DeCesaris' compensation the Committee recognized that the Company greatly improved its performance from fiscal 1997 levels and made progress in several areas including geographical expansion, integration of expanded operations and improving the quality management of the Company. During the year, Mr. DeCesaris received options to purchase 15,000 shares of common stock.

                                   Ronald M. Shapiro
                                   Richard B. Talkin
                                   Richard S. Frary
                                   Members of the Compensation Committee


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS

         Mr. Talkin, a member of the Compensation Committee, performs legal services for the Company.


                             CUMULATIVE TOTAL RETURN

           The following graph compares the total return of the Company's Common Stock during the period from February 26, 1993 to July 31, 1998 with the Standard and Poor's 500 Stock Index and the Dow Jones Home Construction Index:

                                 [INSERT GRAPH]






* $100 invested on February 26, 1993 in stock or index including reinvestment of Dividends. Fiscal year ending July 31.

                     4. APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP to serve as independent auditors for the Company and its subsidiaries for the fiscal year ending July 31, 1999. The appointment was made subject to ratification by shareholders. Deloitte & Touche LLP and its predecessors have served as independent auditors for the Company since 1967.

         Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

         The affirmative vote of a majority of the shares represented at the meeting is required for ratification.


                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who are holders of more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms filed. The Company believes that during fiscal 1998, its officers, directors and greater than ten-percent beneficial holders complied with all applicable Section 16(a) filing requirements, with the exception of Paul Sukalo who did not report a private sale of stock to a family member on a timely basis.


                            EXPENSES OF SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and other employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and other employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                 PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

         Shareholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of its shareholders by submitting proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, shareholder proposals must be received by the Company no later than July 1, 1999, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER MATTERS

         The only matters expected to come before the Annual Meeting are those set forth in this Proxy Statement. The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the meeting or any adjournment thereof, the persons named in the Proxy will have discretion to vote in accordance with their best judgment on such matters.


BY ORDER OF THE BOARD OF DIRECTORS,



/s/ Christopher Spendley
    -------------------------
    Christopher Spendley
    Senior Vice President and
    Secretary

[LOGO]





                             WASHINGTON HOMES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Geaton A. DeCesaris, Jr. and Chistopher Spendley, or either one, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Washington Homes, Inc., a Maryland corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 20, 1998, and any adjournments or postponements thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. The undersigned hereby revokes all proxies heretofore given.


                                                     (Continued on reverse side)


                            o  FOLD AND DETACH HERE  o

  ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED
                    AS RECOMMENDED BY THE BOARD OF DIRECTORS


                                                         Please mark
                                                         your vote as     [ X ]
                                                         indicated in
                                                         this example


Election of Directors (mark only one)

Vote FOR all nominees            Vote      Geaton A. DeCesaris, Sr.     Thomas Connelly,   Richard S. Frary,     Richard B. Talkin
listed and recommended by      WITHHELD    Geaton A. DeCesaris, Jr.     Paul Sukalo,       Ronald M. Shapiro,    Thomas J. Pellerito
the Board of Directors         from all
(except as directed to         nominees
the contrary                               INSTRUCTION: To withhold authority to vote  for any  individual nominee,  line through or otherwise strike out that nominee's name above.

  [     ]                       [     ]    _________________________________________________________________________________________

Proposal to ratify appointment of independent auditors

       FOR      AGAINST      ABSTAIN
      [   ]      [   ]        [   ]


                                        PLEASE SIGN, DATE AND RETURN THIS PROXY,
                                        USING  THE  ENCLOSED   POSTAGE   PREPAID
                                        ENVELOPE.


                                        ________________________________________
                                        Signature


                                        Dated: __________________________, 1998.

                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please  give full title as such.  If the
                                        signer is a  corporation,  sign the full
                                        corporate   name  by   duly   authorized
                                        officer.


                            o  FOLD AND DETACH HERE  o